                                                                   Exhibit 10.1


                              EMPLOYMENT AGREEMENT


                    AGREEMENT by and between W. R. Grace & Co., a New York corporation (the "COMPANY"), and Mr. Albert J. Costello (the "EXECUTIVE"), dated as of the 1st day of May, 1995.

                    WHEREAS, the Board of Directors of the Company (the "BOARD") has determined that it is in the best interests of the Company and its shareholders to employ the Executive as Chairman, President and Chief Executive Officer and the Executive desires to serve in that capacity;

                    NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                    1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning on May 1, 1995 and ending on April 30, 1998 (together with any extensions or renewals of such period, the "EMPLOYMENT PERIOD"). The Board shall provide the Executive with a notice of its intentions regarding renewal of this Agreement no later than May 30, 1997; PROVIDED, HOWEVER, that if such notice is not provided to the Executive by the Board by May 30, 1997, the Employment Period shall be auto-matically extended until April 30, 1999 (unless the Executive gives notice to the Company by June 30, 1997 that he elects not to extend the Employment Period). At the conclusion of any renewal or

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extension, the Employment Period shall be automatically extended without further action of either party for ad-ditional one-year periods beginning on May 1 of each calendar year, unless one party hereto has given written notice of nonextension to the other party hereto at least six months prior to the expiration of the Employment Period as then in effect.

                    2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall be the Chairman, President and Chief Executive Officer of the Company and shall have such duties and authority as are normally associated with such offices. The Executive shall report directly to the Board.

                    (b) During the Employment Period, and excluding any periods of vacation to which the Executive is entitled and reasonable periods of absence due to illness or injury, the Executive shall devote his full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use his best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (A) serve on corporate, civic or charitable boards or committees or engage in charitable activities, (B) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions and (C)

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manage personal investments for himself and members of his "immediate family"
(as that term is defined in Item 404 of Regulation S-K of the Securities and Exchange Commission), so long as such activities do not interfere with the performance of the Executive's responsibilities to the Company as Chairman and pursuant to this Agreement.

                    (c) The Executive's services shall be performed at the Company's headquarters in Boca Raton, Florida, except for reasonably required travel on Company business, and the Company shall pay his relocation expenses, including, without limitation, temporary housing, closing costs and moving expenses, in connection with the Executive's relocation to a residence in the same vicinity as the Company's headquarters, in accordance with the policies, practices and procedures of the Company (including any policies concerning submission of reports, receipts and similar documentation of such expenses).

                    (d) Promptly following the Company's 1995 Annual Meeting of Shareholders, the Executive shall be elected as a director, and he shall stand for reelection as such at the Company's 1996 Annual Meeting of Shareholders and at any subsequent Annual Meeting of Shareholders occurring during the Employment Period at which, pursuant to applicable law and/or the Company's Certificate of Incorporation or By-Laws, the Executive is scheduled to stand for reelection.

                    3. COMPENSATION. (a) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("ANNUAL BASE SALARY") of no less than $900,000, payable at the same times and intervals at which salary payments are made to other senior executives of the Company generally. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at such times and in such amounts as are in accordance with the Company's policy for senior executives as in effect from time to time. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase without the consent of the Executive, and the term "ANNUAL BASE SALARY" shall thereafter refer to the Annual Base Salary as so increased.

                    (b) INCENTIVE COMPENSATION. (i) ANNUAL BONUS. In addition to the Annual Base Salary, the Executive shall be awarded (A) for the period from May 1, 1995 to December 31, 1995, a bonus (the "1995 BONUS") of at least $900,000, payable promptly following December 31, 1995, and (B) for each subsequent calendar year ending during the Employment Period, an annual bonus (each such bonus, including the 1995 Bonus, an "ANNUAL BONUS") based on the performance of the Company under


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the annual incentive compensation program or plan of the Company then in effect for the benefit of its senior executives.

                         (ii)  LONG-TERM INCENTIVE COMPENSATION.  During the
Employment Period, except as otherwise specified in this Section 3(b)(ii), the Executive shall participate in the Company's Long-Term Incentive Program or any successor program or plan hereafter adopted by the Company (such program and any such successor, the "LTIP") for the benefit of its senior executive officers, on the same basis as other senior executives of the Company. With respect to the LTIP performance periods for 1993-1995, 1994-1996 and 1995-1997, the Executive shall receive targeted awards of performance units under the LTIP as follows:


                              Number of           Performance
                              Performance Units     Period
                              -----------------   -----------

                              5,600                1993-1995
                              13,950               1994-1996
                              22,275               1995-1997



The objectives for the foregoing awards shall be as set forth on Exhibit A hereto. Payments with respect to such awards shall be made no more than 50 percent in common stock of the Company. There shall be no awards of stock options in connection with the grant of the foregoing targeted awards under the LTIP. Beginning with the LTIP performance period that begins in 1996, the Executive shall participate in the LTIP on the

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same basis as other senior executives of the Company and shall be eligible to receive grants of stock options ("COMPANION OPTIONS") in connection with the grant of targeted awards under the LTIP on the same basis as other senior executives of the Company, as more specifically set forth in paragraph (g) of
Section 3. Notwithstanding the foregoing, the Executive's participation in the LTIP and the granting to him of Companion Options shall be subject, respectively, to all requirements and limitations of the LTIP and the Company's 1989 Stock Incentive Plan (the "1989 PLAN"), the Company's 1994 Stock Incentive Plan (the "1994 PLAN"), and the respective successors thereto, as applicable, including without limitation the overall limitation on the number of shares of stock with respect to which stock incentive awards may be granted under the applicable stock incentive plan. The Company shall pay any awards earned by the Executive under the LTIP in cash rather than stock to the extent necessary because of a lack of available shares, but, to the extent necessary, the Company shall use its best efforts to amend the 1994 Plan and obtain any shareholder approvals necessary to permit the Executive to participate in the 1994 Plan on the same basis as other senior executives of the Company. In the event of a Non-renewal, as defined in Section 3(g)(iii) below, the Company shall pay to the Executive in a lump sum in cash within 30 days after the expiration of the Employment Period an amount equal to the value of the targeted performance

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units granted to the Executive for each cycle under the LTIP that includes the last day of the Employment Period, computed based on the assumption that the performance goals for each such cycle are met at the target levels and based on the fair market value of the Company's common stock on the last day of the Employment Period, and multiplying such amount by a fraction, the numerator of which is the number of days in the relevant cycle through the last day of the Employment Period, and the denominator of which is the total number of days in such cycle (the "NON-RENEWAL FRACTION"). If the value of the performance units that the Executive would have earned for any such cycle if his employment had continued through the end of such cycle, multiplied by the Non-renewal Fraction, exceeds the amount paid to him pursuant to the preceding sentence, then the Company shall pay him such excess in a lump sum in cash at the time when awards are first paid to participants generally with respect to such cycle.

                    (c) OTHER BENEFITS. During the Employment Period: (i) the Executive shall be entitled to participate in all equity, incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives of the Company; and (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all

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welfare benefit plans, practices, policies and programs provided by the
Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as other senior executives of the Company.

                    (d) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, in accordance with the policies, practices and procedures of the Company (including any policies concerning submission of expense re-ports, receipts and similar documentation of such expenses).

                    (e) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits provided by the Company on the same basis and to the same extent as other senior executives of the Company. The Executive's entitlement to such benefits will be in accordance with and subject to the terms and provisions of the applicable Company policy.

                    (f) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation of not less than four weeks during each twelve-month period, and shall be entitled to carry over unused vacation time in accordance with applicable Company policy.

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                    (g)  STOCK OPTIONS.  (i) The Executive will be granted,
effective as of May 1, 1995, non-statutory stock options covering 300,000 shares (the "INITIAL OPTIONS") under the 1994 Plan, with an exercise price equal to the Fair Market Value (as defined in such plan) on May 1, 1995, such options to vest and become exercisable as to 100,000 shares on each of May 2, 1996, May 2, 1997 and May 2, 1998.

                    (ii) As specified in paragraph (b)(ii) of Section 3, the Executive shall be granted Companion Options on the same terms and conditions as other senior executives (including without limitation the vesting schedule), beginning with the LTIP cycle that begins in 1996. Because of limitations on the number of options permitted to be granted to any individual under the 1994 Plan, the Company shall be permitted to utilize shares available under the 1989 Plan, as needed, to accomplish the grant of Companion Options to the Executive. In the event of a merger or consolidation of the Company in which the Company's common stock is converted into the right to receive a specified amount of cash per share (the "MERGER PRICE"), then each of the Executive's Companion Options that were granted under the 1989 Plan that are outstanding immediately prior to the effective time of such merger or consolidation (the "EFFECTIVE TIME") shall be treated as follows: each such Companion Option having a per share exercise price that is less than the Merger Price shall terminate at the Effective Time and be of no further force and effect, and the Executive shall be paid in cash, as promptly as practicable following the Effective Time, an amount equal to the product of
(A) the excess of the Merger Price over the per share exercise price of such option times (B) the number of shares covered by such option immediately prior to the Effective Time.

                    (iii) The Initial Options and the Companion Options (and any other options granted to the Executive under any stock incentive or similar plan of the Company) shall become exercisable in full (A) upon termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason (as those terms are defined in Section 4 hereof), or by reason of the Executive's death or Disability (as defined below), (B) upon termination of the Executive's employment at the end of the Employment Period, if such termination follows a failure by the Company to renew this Agreement (as opposed to a decision by the Executive not to continue his employment) beyond April 30, 1998, as provided in Section 1 (a "Non-renewal"), or (C) on the Change in Con-trol Date (as defined below), to the extent they are not then exercisable, and shall remain exercisable for the lesser of (i) the remainder of the option term and (ii) a period of three years after such event described in clause (A), (B) or (C) (or such longer period as may be provided under the terms of such option). For purposes

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of the preceding sentence, "CHANGE IN CONTROL DATE" means the earliest of (i)
the date on which a Change in Control of the Company (as defined in Section 6(c) hereof) occurs, (ii) the date on which the Company executes an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company, (iii) the date the Board ap-proves a transaction or series of transactions, the consummation of which would result in a Change in Control of the Company and (iv) the date on which a tender or exchange offer for 20% or more of the outstanding common stock of the Company is made.

                    (h) LIFE INSURANCE. During the Employment Period, the Company shall pay all premiums necessary to maintain in effect a policy of whole life insurance (the "LIFE INSURANCE POLICY") on the life of the Executive with a death benefit payable to a beneficiary designated by the Executive equal to not less than two times the Annual Base Salary. The terms and conditions of the Life Insurance Policy shall be similar to the terms and conditions of the split-dollar life insurance policies provided by the Company to other senior ex-ecutives, or such other mutually agreeable terms and conditions as the Company and the Executive may agree; PROVIDED, that the Life Insurance Policy shall be put in place not later than July 31, 1995, or such later date as may be agreed by the Company and the Executive.

                    4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "DISABILITY" means that the Executive has become "disabled" within the meaning of Grace's Long Term Disability Income Plan. In the event there is a dispute as to whether the Executive has become Disabled, the opinion of a physician mutually selected by the Company and the Executive (who shall apply the foregoing definition) shall be final and binding on both parties. A termination of the Executive's em-ployment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "DISABILITY EFFECTIVE DATE"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

                    (b) BY THE COMPANY. (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "CAUSE" means (A) the continued refusal by the Executive to substantially carry out the duties and responsibilities assigned to him that are consistent with the title and status assigned to him pursuant to
Section 2(a) hereof (other than any
such refusal resulting from his incapacity due to Disability or other physical or mental illness) after a written demand for substantial performance is delivered to the Executive as authorized by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially carried out his duties and responsibilities, (B) the engaging by the Executive in misconduct that is mate-rially injurious to the Company, monetarily or otherwise, or (C) the violation by the Executive of any material provision of this Agreement. Any act or omission based upon authority given by or pursuant to an action of the Board or upon the advice of counsel for the Company shall be conclusively presumed either not to be willful or to constitute a refusal or misconduct on the part of the Executive and to be done or omitted by the Ex-ecutive in good faith and in the best interest of the Company.

                         (ii)  A termination of the Executive's employment for
Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("NOTICE OF TERMINATION FOR CAUSE") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting. The "SPECIAL BOARD MEETING" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than 15 and not more than 20 business days after the Executive receives the Notice of Termination for Cause.
During the period before the Special Board Meeting, the Executive will have the opportunity to cure such conduct to the reasonable satisfaction of the Board (if such conduct is capable of cure). The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting.
 The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting by affirmative vote of three-quarters of the entire membership of the Board (excluding any vacancies), stating that in the good faith opinion of the Board, the Executive has engaged in the conduct described in the Notice of Termination for Cause and has not cured such conduct, and that such conduct constitutes Cause under this Agreement.

                    (c) GOOD REASON. (i) The Executive may terminate his employment for Good Reason or without Good Reason. "GOOD REASON" means:

                      A.  the assignment to the Executive
                 of any duties inconsistent in any respect with Section 2(a) of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties, status or responsibilities, or any failure to elect the Executive, or maintain the Executive's status as a director, or any requirement by the Company that the Executive report to any person other than the members of the Board, unless such action or failure is remedied by the Company within 15 business days after receipt of notice thereof from the Executive;

                      B.  any failure by the Company to
                 comply with any provision of Section 3 or other material provision of this
                 Agreement, or any failure by the Company to pay to the Executive any portion of the Executive's then current compensation when due, or any failure by the Company (and any trust of which the Company is the grantor) to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days after the date such deferred compensation is due, unless such action or failure is remedied by the Company within 15 business days after receipt of notice thereof from the Executive;

                      C.  any requirement by the Company
                 that the Executive's services be rendered at a location or locations other than as provided for in paragraph (c) of Section 2 of this Agreement; or

                      D.  any failure by the Company to
                 comply with paragraph (c) of Section 10 of this Agreement;


PROVIDED, HOWEVER, that following a Change in Control of the Company (as defined below, "GOOD REASON" shall also mean:

                      E.  any failure of the Company to
                 increase the Executive's Annual Base
                 Salary in accordance with increases given to other senior officers of the Company;

                      F.  any failure by the Company to
                 continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control of the Company which is material to the Executive's total compensation, including but not limited to the Company's annual incentive compensation, long-term incentive compensation, stock incentive and deferred compensation plans and programs or any substitute plans or programs adopted prior to such Change in Control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or program) has been made with respect to such plan or program, or any failure by the Company to continue the Executive's participation therein (or in such sub-stitute or alternative plan or program) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of such Change in Control of the Company;

                      G.  any failure by the Company to
                 continue to provide the Executive with any benefits substantially similar to those enjoyed by the Executive under any of the Company's retirement, welfare, survivor benefit or salary protection plans or arrangements in which the Executive was participating at the time of the Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control of the Company, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled under this Agreement; or

                      H.  any purported termination by the
                 Company of the Executive's employment
                 which is not in compliance with the
                 requirements of this Agreement.


           (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("NOTICE OF TERMINATION FOR GOOD REASON") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good

Reason shall be effective on the 15th business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

           (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

       (d) NO WAIVER. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

       (e) ARBITRATION. This paragraph shall apply in the event that (i) the Executive's employment is terminated for Cause pursuant to paragraph (b), but the Executive disputes that he has engaged in the conduct found by the Board to constitute Cause, maintains that he has timely cured such conduct, or disputes that such conduct constitutes Cause, or (ii) the Executive terminates his employment for Good Reason pursuant to paragraph (c), but the Company disputes that it has committed the act or failure determined by the Executive to be Good Reason, maintains that it has timely cured such act or failure, or disputes that such act or failure constitutes Good Reason. In any such event, the Executive or the Company, as the case may be, shall be entitled to submit the matter to a single arbitrator, who shall be mutually acceptable to the Executive and the Company, and the arbitrator will determine the facts and resolve all disputes regarding the effect thereof under this Agreement. The arbitration shall be conducted in either the city and state in which the Executive resides, the city and state in which the Company maintains its principal offices or the city and state in which the Executive was employed at the time the dispute or controversy arose, as designated by the Executive, and shall be conducted according to the rules of the American Arbitration Association. The fees of the arbitrator and other expenses (including attorneys' fees, as provided in Section 9 of this Agreement) incurred by the Executive as a result of the arbitration or the dispute or controversy giving rise to the arbitration shall be paid directly by the Company.

       (f) DATE OF TERMINATION. The "DATE OF TERMINATION" means (i) the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is effective, (ii) the date on which the Executive gives the Company notice of a termination of employment without Good Reason, or (iii) the fifth business day following the date on which the Company gives the Executive notice of a termination without Cause, as the case may be.

          5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) OTHER THAN FOR CAUSE, DEATH OR DISABILITY; GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, death or Disability, or the Executive terminates employment for Good Reason, then except as set forth in Section 6 hereof, the Company shall pay the amounts described in Section 5(a)(i) below to the Executive in a lump sum in cash within 30 days after the Date of Termination; shall pay the Executive the additional cash amounts described in Section 5(a)(ii) below (if any) as set forth therein; shall continue the benefits described in Section 5(a)(iii) below until the end of the Employment Period; and shall, at its sole expense as incurred, provide the Executive with outplacement services, for six months following the Date of Termination. The payments provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for claims arising under this Agreement as a result of a termination of the Executive's employment by the Company other than for Cause, death or Disability or by the Executive for Good Reason, and shall, subject to Section 7 hereof, be the sole and exclusive remedy therefor.

       (i) The amounts to be paid in a lump sum as described above are:

           A. The Executive's accrued but unpaid cash compensation (the "ACCRUED OBLIGATIONS"), which shall equal the sum of (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid, (2) the amount of the Annual Bonus for the year that includes the Date of Termination, computed based upon the assumption that the performance goals for such Annual Bonus are met at the target levels (the "ANNUAL BONUS AMOUNT"), mul-tiplied by a fraction, the numerator of which is the number of days in such year through the Date of Termination, and the denominator of which is the total number of days in such year (the "ANNUAL FRACTION"), (3) an amount equal to the value of the targeted performance units awarded to the Executive under the LTIP for each LTIP performance cycle that includes the Date of Termination, computed based on the assumption that the per-formance goals for each such cycle are met at the target levels and based on the fair market value of the Company's common stock on the Date of Termination, multiplied by a fraction, the numerator of which is the number of days in the relevant cycle through the end of the Employment Period, and the denominator of which is the total number of days in such cycle (the "LTIP FRACTION"), (4) any compensation pre-viously deferred by the Executive (to-gether with any accrued interest or earnings thereon) that has not yet been paid; and (5) any earned but unpaid Annual Bonuses and awards under the LTIP, and (6) vacation pay for the year in which the Date of Termination occurs; and

     B. Severance pay equal to the sum of (1) the Annual Base Salary and (2) the Annual Bonus

Amount times the greater of (x) the number of years and portions thereof remaining in the Employment Period after the Date of Termination and (y) one.

               (ii)  The additional cash amounts referred to above are:

               A. The excess, if any, of (1) the amount of the Annual Bonus that the Executive would have earned for the year that includes the Date of Termination if his employment had continued until the earlier of the end of such year or the end of the Employment Period, multiplied by the Annual Fraction, over (2) the amount described in clause (2) of Section 5(a)(i)A above (such amount to be paid in a lump sum in cash at the time when annual incentive awards are paid to participants generally under the applicable annual incentive plan);

               B. With respect to each LTIP performance cycle that includes the Date of Termination, the excess, if any, of (1) the value of the performance units under the LTIP (which performance units will be fully vested) that the Executive would have earned for such cycle if his employment had continued until the earlier of the end of such cycle or the end of the Employment Period, multiplied by the applicable LTIP Fraction, over (2) the amount described in clause (3) of Section 5(a)(i)A above (each such amount to be paid in a lump sum in cash at the time when awards are first paid to participants generally under the LTIP with respect to the applicable cycle); and

               C. The amount described in Clause A above (calculated without multiplication by the Annual Fraction) times the greater of (A) the number of years and portions thereof remaining in the Employment Period after the Date of Termination and (B) one (such amount to be paid in a lump sum in cash at the time when annual incentive awards are paid to participants generally under the applicable annual incentive plan).

(The amounts described in Clauses A and B above are hereinafter referred to as the "ADDITIONAL ACCRUED OBLIGATIONS.")

               (iii) The benefits to be continued as described above are the benefits described in clause (ii) of Section 3(c) of this Agreement and Section 3(h) of this Agreement (which benefits will be provided under a substitute arrangement established by the Company that is comparable in all material respects to the arrangement that the Executive participated in immediately prior to such termination of employment if the Executive is ineligible to continue to participate therein); PROVIDED that any disability or salary continuance coverage shall cease as of the Date of Termination, and, PROVIDED, further, during any period when the Executive is eligible to receive any benefit described in clause (ii) of Section 3(c) under a plan or policy provided by another employer, the benefits provided by the Company under this subparagraph may be made secondary to those provided under such other plan.

          (b) DEATH OR DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, then the Company shall pay to the Executive or the Executive's estate or legal representative, as applicable, (i) the Accrued Obligations in a lump sum in cash within 30 days after the Date of Termination, and (ii) the Additional Accrued Obligations at the times prescribed by Section 5(a)(ii), and the Company shall have no further obligations under this Agreement, except as set forth in Section 7 hereof.

          (c) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, or if the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, then the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as set forth in Section 7 hereof.

          6. CHANGE IN CONTROL. (a) If on or before the Date of Termination, there has been a "Change in Control of the Company" (as defined below) and the Company terminates the Executive's employment, other than for Cause, death or Disability, or the Executive terminates employment for Good Reason, then, in lieu of the payments provided for in Section 5(a)(i) and 5(a)(ii), the Company shall pay the Executive the amounts described in the next sentence at the times set forth therein, and shall provide the benefits described in Section 5(a)(iii) until the later of the second anniversary of the Date of Termination and the end of the Employment Period. The amounts referred to in the preceding sentence are:

          (i)  in lieu of the amounts described in Section 5(a)(i), the sum of
          (A) the product of (x) the Annual Base Salary plus the highest Annual Bonus for the three calendar years immediately preceding the year of the Change in Control of the Company, times (y) the greater of (1) the number of years and portions thereof remaining in the Employment Period after the Date of Termination and (2) two; and (B) the Accrued Obligations (which amount shall be paid in a lump sum in cash within 10 days after the Date of Termination); and

          (ii) in lieu of the amounts described in Section 5(a)(ii), with respect to each LTIP performance cycle that includes the Date of Termination, the excess, if any, of (1) the value of the performance units under the LTIP (which performance units will be fully vested) that the Executive would have earned for such cycle if his employment had continued until the earlier of (A) the end of the cycle or (B) the later of (x) the end of the Employment Period or (y) the second anniversary of the Date of Termination, multiplied by the applicable LTIP Fraction, over (2) the amount described in clause (3) of Section 5(a)(i)A above (each such amount to be paid in a lump sum in cash at the time when awards are first paid to participants generally with respect to such cycle);


PROVIDED that no amount payable pursuant to this sentence with respect to any LTIP performance cycle that includes the date of the Change in Control of the Company (the "TRANSACTION DATE") shall be duplicative of (i.e., include, represent or compensate for) any amount paid or payable with respect to such cycle pursuant to Section 6(b) below.

          (b) If a Change in Control of the Company occurs during the Employment Period, then the Company shall pay the Executive in a lump sum in cash within 10 days after the Transaction Date (whether or not the Executive's employment with the Company is terminated on or after the Transaction Date) an amount equal to the value of the targeted performance units awarded to the Executive for each LTIP performance cycle that includes the Transaction Date, computed based on the assumption that the performance goals for each such cycle are met at the target levels, and based on the fair market value of the Company's Common Stock on the Transaction Date, which amount shall not be pro rated.

          (c) In the event that (i) the transaction resulting in a Change in Control of the Company occurs at such a time or is structured in such a manner so as to make it reasonably likely that the Executive would be subject to liability for short-swing profits under Section 16 of the Exchange Act (as defined in Section 6(e)(i) below) ("SHORT-SWING PROFIT LIABILITY") if the Executive were to exercise, tender, sell, cash out or otherwise dispose of (including through a merger) any of the Initial Options or any shares of stock acquired by exercise of the Initial Options (collectively, the "INITIAL EQUITY AWARDS") as part of, or prior to, such transaction and (ii) the Executive's inability to exercise, tender, sell, cash out or otherwise dispose of the Initial Equity Awards on or prior to the Transaction Date eliminates or reduces the value of some or all of the Initial Equity Awards (based on the difference between the value (the "REALIZABLE VALUE") that could have been realized absent such inability to exercise, tender, sell, cash out or otherwise dispose of such Initial Equity Awards, and the consideration, if any, received for such Initial Equity Awards) by an amount in excess of five percent of the aggregate Realizable Value of all of the outstanding Initial Equity Awards then, on the Transaction Date, the Company shall pay the Executive in a cash lump sum the amount of $3,900,000. The provisions of this Section 6(c) shall not apply if
(A) prior to the Change in Control of the Company, the Company provides the Executive at its expense with an opinion from a nationally recognized law firm stating that the exercise, tender, sale, cash out or other disposition of the Initial Equity Awards as part of, or prior to, the transaction resulting in the Change in Control of the Company will not subject the Executive to Short-Swing Profit Liability and (B) following the Executive's receipt of such opinion there is sufficient time for the Executive to exercise, tender, sell, cash out or otherwise dispose of the Initial Equity Awards on or prior to the Change in Control of the Company.

          (d) (i) If it is determined that any payment or benefit received or to be received by the Executive under this Agreement or any other plan, arrangement or agreement of the Company or any person whose actions result in a Change in Control of the Company or any affiliate of any thereof (all such payments and benefits, collectively, the "PAYMENTS" or, individually, a "PAYMENT") would be subject to the excise tax imposed by Section 4999 of the Code (as defined below) or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "EXCISE TAX"), then the Executive shall be entitled to an additional payment (a "GROSS-UP PAYMENT") in an amount that will place the Executive in the same after-tax economic position that the Executive would have enjoyed if the Excise Tax had not been applied to the Payment.

               (ii) Subject to the provisions of subsection (iii) below, all determinations required under this Section 6(d), including whether a Gross-Up Payment is required, the amount of the Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the Tax Advisor, which shall provide detailed supporting calculations both to the Executive and the Company within thirty days after the date on which a Change in Control of the Company occurs (with respect to Payments that are required to be made upon the Change of Control or are otherwise then fixed and determinable), the Executive's Date of Termination after the Change in Control of the Company or any other date reasonably requested by the Executive or the Company on which a determination under this Section 6(d) is necessary or advisable. All such determinations shall be made based upon the assumption that the Executive is at all times subject to income tax at the highest marginal rates that could be applicable to him for the relevant periods. The Company shall pay to the Executive the initial Gross-Up Payment within five days of the receipt by the Executive and the Company of the Tax Advisor's determination. If the Tax Advisor determines that no Excise Tax is payable by the Executive, the Company shall cause the Tax Advisor to provide the Executive with an opinion that the Tax Advisor has substantial authority under the Code and the regulations thereunder not to report an Excise Tax on the Executive's federal income tax return. Any determination by the Tax
Advisor shall be binding upon the Executive and the Company. If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by the Executive with respect to any Payment (hereinafter an "UNDERPAYMENT"), the Company, after exhausting its remedies under subsection (iii) below (in the event of a claim by the Internal Revenue Service), shall promptly pay to the Executive an additional Gross-Up Payment in respect of the Underpayment.

               (iii) The Executive shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notice shall be given as soon as practicable after the Executive knows of such claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. The Executive agrees not to pay the claim until the expiration of the thirty-day period following the date on which the Executive notifies the Company, or such shorter period ending on the date the Taxes (as defined below) with respect to such claim are due (the "NOTICE PERIOD"). If the Company notifies the Executive in writing prior to the expiration of the Notice Period that it desires to contest the claim, the Executive shall: (i) give the Company any information reasonably requested by the Company relating to the claim; (ii) cooperate with the Company in good faith in contesting the claim; and (iii) permit the Company to participate in any proceedings relating to the claim. If the Executive pays such claim and pursues a refund, the Company shall advance the amount of such payment to the Executive on an after-tax and interest-free basis (the "ADVANCE"). If the Company does not notify the Executive in writing prior to the end of the Notice Period of its desire to contest the claim, the Company shall pay to the Executive an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and the Executive agrees to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

               (iv) If, after receipt by the Executive of an Advance, the Executive becomes entitled to a refund with respect to the claim to which such Advance relates, the Executive shall pay the Company the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after receipt by the Executive of an Advance, a determination is made by a competent authority that the Executive shall not be entitled to any refund with respect to the claim and the Company does not promptly notify the Executive of its intent to contest the denial of such refund, then the amount of the Advance shall not be required to be repaid by the Executive and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to the Executive.

               (v) The Company shall indemnify and hold harmless the Executive, on an after-tax basis, from and against any costs, expenses, penalties, fines, interest or other liabilities ("LOSSES") incurred by the Executive with respect to the exercise by the Company of any of its rights under this Section 6(d), including, without limitation, any Losses related to the Company's decision to contest a claim or participate in such contest or any imputed income to the Executive resulting from any Advance or action taken on the Executive's behalf by the Company hereunder. The Company shall pay all of the fees and expenses of the Tax Advisor, including, without limitation, the fees and expenses related to the opinion referred to in subsection (ii) above.

          (e) CERTAIN DEFINITIONS. (i) "CHANGE IN CONTROL OF THE COMPANY" means and shall be deemed to have occurred if (i) the Company determines that any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the outstanding common stock of the Company; (ii) individuals who are Continuing Directors cease to constitute a majority of any class of directors of the Board; or (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "TRANSACTION"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the corporation resulting from such Transaction.

               (ii) "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

               (iii) "CONTINUING DIRECTOR" means any member of the Board who is such a member on the date hereof and any successor to a Continuing Director who is approved as a nominee or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board.

               (iv) "TAX ADVISOR" means a tax advisor selected by the Company and reasonably acceptable to the Executive.

               (v) "TAXES" means the federal, state and local income taxes to which the Executive is subject at the time of determination, calculated on the basis of the highest marginal rates than in effect, plus any additional payroll or withholding taxes to which the Executive is then subject.

          7. NON-EXCLUSIVITY OF RIGHTS; FULL SETTLEMENT. (a) Nothing in this Agreement shall prevent or limit the Executive's participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to Section 11(f) and Section 5(a)(iii), shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be.

          (b) The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others.
In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in subparagraph (iii) of paragraph (a) of Section 5, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

          8. CONFIDENTIAL INFORMATION. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential or proprietary information, knowledge or data relating to the Company or any of its subsidiaries and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its subsidiaries and that is not public knowledge (other than as a result of the Executive's violation of this paragraph (a) of Section 8) ("CONFIDENTIAL INFORMATION"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. If the Executive is served with legal process or any other notification pursuant to which he may be required to divulge Confidential Information, he shall promptly notify the Company and shall cooperate with the Company, if so requested, in connection therewith.

          (b) During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Board, engage in or become associated with a Competitive Activity. For purposes of this paragraph (b) of Section 8: (i) the "NONCOMPETITION PERIOD" means the period of the Executive's employment under this Agreement and the period of one year thereafter; (ii) a "COMPETITIVE ACTIVITY" means any business or other endeavor that engages in any business which competes with a business or product of the Company or any of its subsidiaries; and (iii) the Executive shall be considered to have become "ASSOCIATED WITH A COMPETITIVE ACTIVITY" if he becomes directly or indirectly involved as an owner, employee, officer, independent contractor, agent, partner or advisor, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments during the Noncompetition Period in not more than two percent (or such higher percentage as may be permitted under the applicable Company policy as in effect from time to time) of the equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

          (c) The Executive shall promptly disclose to the Company (and to no one else) all improvements, discoveries and inventions relating to the present and planned future activities of the Company or any of its subsidiaries made or conceived alone or in conjunction with others (whether or not patentable, whether or not made or conceived at the request of or upon the suggestion of the Company during or out of his usual hours of work or in or about the premises of the Company or elsewhere) while in the employ of the Company, or made or conceived within six months after the termination of his employment by the Company, if directly resulting from or relating to such employment. All such improvements, discoveries and inventions shall, to the extent that they are patentable, be the sole and exclusive property of the Company and are hereby assigned to the Company. At the request of the Company and at its cost and without liability to the Executive, the Executive shall assist the Company, or any person or persons from time to time designated by it, in obtaining the grant of patents in the United States and/or in such other country or countries as may be designated by the Company covering such improvements, discoveries and inventions and shall in connection therewith execute such applications, statements or other documents, furnish such information and data and take all such other action (including, but not limited to, the giving of testimony) as the Company may from time to time request.

          (d) The Executive shall have no right, title or interest in any reports, studies, memoranda, correspondence, manuals, records, plans, or other written, printed or otherwise recorded materials of any kind belonging to or in the possession of the Company or any of its subsidiaries, or in any copies, pictures, duplicates, facsimiles or other reproductions, recordings, abstracts or summaries thereof and the Executive will promptly surrender to the Company any such materials (other than materials which have been published or otherwise have lawfully been made available to the public generally and materials not containing or embodying Confidential Information, of a type customarily deemed to be the personal copies of the Executive) in his possession upon the termination of his employment or any time prior thereto upon request of the Company.

          (e) The obligations of the Executive set forth in this Section 8 are in addition to and not in limitation of any obligations which would otherwise exist as a matter of law. The provisions of this Section shall survive the termination of the Executive's employment hereunder.

          9. ATTORNEYS' FEES. (a) The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

          (b) The Company agrees to pay all legal fees and expenses that the Executive may reasonably incur in connection with the negotiation, execution and delivery of this Agreement.

          10. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This

Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "COMPANY" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

          11. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and performed in such state. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile with a confirming copy by hand or mail, in each case addressed as follows:

          IF TO THE EXECUTIVE:

               Albert J. Costello
               417 Devonshire Drive
               Franklin Lakes, NJ  07417
               Facsimile:

          IF TO THE COMPANY:

               W. R. Grace & Co.
               One Town Center Road
               Boca Raton, FL  33486
               Facsimile:  (407) 362-1635
                    Attention:  Secretary


or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 11.

Notices and communications shall be effective when actually received by the addressee.

                    (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                    (d) The Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                    (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                    (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

                    (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

                    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                         ------------------------------
                               Albert J. Costello


                         W. R. GRACE & CO.


                         By________________________________
                              Chairman of the Compensation,
                              Employee Benefits and Stock
                              Incentive Committee